8000 Towers Crescent Dr. Suite 1220 Vienna, VA 22182 (703) 918-2430 http://www.arielway.com	Contact Information Hawk Associates Inc. Frank N. Hawkins, Jr. or Julie Marshall Phone: (305) 451-1888 E-mail: info@hawkassociates.com http://www.hawkassociates.com http://www.americanmicrocaps.com/

Victor Halpert Joins Ariel Way
Board of Directors

Vienna, VA, October 13, 2005 -- Ariel Way, Inc. (OTC Bulletin Board: AWYI), a technology and services provider for highly secure global communications solutions and technologies, announced today that Victor Halpert has been appointed as an independent director. Halpert was also designated chairman of the company’s audit and finance committees.

Arne Dunhem, Ariel Way chairman and CEO, said, “We are very pleased that Victor has agreed to join our board as an independent director. He has an excellent background and experience in debt and equity investment banking, and has strong working relationships with major technology and emerging markets institutional investors. He is also highly experienced in board work from both public and private technology companies and we believe he will bring a strong work ethic, ethical judgment and an independent voice to our board of directors.”

Halpert said, “I am pleased to become part of Ariel Way in my position as outside board member and chairman of the audit and finance committees. Arne and his team have accomplished a great deal in the past several months, and I look forward to assisting the continued growth of Ariel Way in 2005 and beyond.”

Halpert is the managing member of a hedge fund, Halpert Capital, LLC. Prior to founding Halpert Capital, LLC, he was a director of equity research at Salomon Smith Barney, a division of Citigroup, focusing on technology companies from 1999-2003.  At Salomon, Halpert managed a highly ranked team (based on Institutional Investor and Extel surveys), covering U.S.-listed technology companies.  Halpert has published numerous research reports, including regular reviews and earnings reports, in-depth industry analysis and market comments on dozens of companies.  Halpert has maintained strong working relationships with major technology and emerging markets institutional investors.  He lead efforts in obtaining debt and equity investment banking mandates to more than $2 billion in capital raising and he assisted in more than $2 billion of M&A transactions. Prior to Salomon, Halpert was a vice president at Robertson Stephens.  At Robertson Stephens, Halpert managed a successful equity research team, covering telecommunications hardware and software companies from 1998-1999. Prior to that, between 1995 and 1997, he was vice-president of equity research for Salomon Brothers in London and New York and was a senior equity research analyst at Israel Equity Research & Management in Chicago.

Halpert is on the board of directors of Top Image Systems (NASDAQ-TISA), Unity Wireless (NASDAQ-UTYW) and Israel Technology Acquisition (NASDAQ-ISLT). In addition, Mr. Halpert is a board member of number of US-based private companies. Halpert has a bachelor’s of science degree in Accounting from State University of New York, College at New Paltz, NY, a Master of Science in Accounting from the University of Illinois at Chicago, Graduate Business School and an MBA from the University of Chicago Graduate Business School.

About Ariel Way
Ariel Way is a technology and services company providing highly secure global communications solutions and technologies. The company is focused on developing innovative and secure technologies, acquiring and growing advanced emerging technology companies and national and global communications service providers. The company also intends to create strategic alliances with companies with complementary product lines and service industries. More information about Ariel Way can be found at http://www.arielway.com.

A profile on Ariel Way can be found at http://www.hawkassociates.com/arielway/profile.htm.

An online investor relations kit containing Ariel Way press releases, SEC filings, current Level II price quotes, interactive Java stock charts and other useful investor relations information can be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com. Investors may contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com.

Forward-Looking Statements: Certain statements made in this press release concerning Ariel Way, Inc. and its future operations and acquisitions are forward-looking statements. Although such statements are based on current expectations, they are subject to a number of future uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, the acquisition of the private company Ariel Way, Inc. and additional potential acquisitions and the ability of the public company Ariel Way, Inc. to execute effectively its business plan and develop a successful business. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, anticipations or intentions regarding the future. The company assumes no obligation to update information concerning the forward-looking statements contained herein.